UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

June 26, 2020

Date of report (date of earliest event reported)

FIVE POINT HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15131 Alton Parkway, 4th Floor, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares	FPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On June 26, 2020, a non-consolidated joint venture (the “Gateway Venture”) of Five Point Holdings, LLC (the “Company”) entered into a Purchase and Sale Agreement for the sale of two buildings at the Five Point Gateway Campus in Irvine, California, comprising a total of approximately 660,000 square feet of research and development space currently leased by a subsidiary of Broadcom Inc. The purchase price is $355 million and the purchaser is PRP REI, LLC (“PRP”), which is a real estate investment management company and operator. The sale is anticipated to close in August 2020. The Company owns a 75% interest in the Gateway Venture. The Five Point Gateway Campus currently includes four buildings totaling approximately one million square feet of space, which includes research and development space, office space, and the out-patient cancer center planned for one of the buildings City of Hope recently acquired from the Gateway Venture. Following the close of the sale to PRP, the Gateway Venture will retain ownership of one office building containing approximately 190,000 square feet and rights for future development on the developable areas within the campus.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: June 26, 2020

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Legal Officer, Vice President and Secretary